CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 29 to the Registration Statement of Franklin Money Fund on Form N-1A (File No. 2-55029 & 811-2605) of our report dated August 6, 1996 on our audit of the financial statements and financial highlights of Franklin Money Fund for the year ended June 30, 1996 and our report dated August 6, 1996 on our audit of the financial statements and financial highlights of The Money Market Portfolios for the year ended June 30, 1996.


                        /S/Coopers & Lybrand L.L.P.
                           COOPERS & LYBRAND L.L.P.



San Francisco, California
October 28, 1996